Exhibit 99.1


GOAMERICA ANNOUNCES RESULTS FOR THE FOURTH QUARTER OF 2002

COMPANY REPORTS SIXTH CONSECUTIVE QUARTER OF IMPROVEMENT TO CASH FLOW

HACKENSACK, NJ--APRIL 9, 2003--GOAMERICA, INC. (NASDAQ: GOAM), a leading wireless data solutions provider, today announced results for the fourth quarter and year ended December 31, 2002.

Total revenue for the three months ended December 31, 2002 was $6.8 million, compared to total revenue in the third quarter of $9.1 million and total revenue of $10.6 million in the fourth quarter of 2001. This anticipated decline in revenue was primarily due to the previously announced sale of certain segments of GoAmerica's subscriber base to EarthLink (NASDAQ: ELNK) during the fourth quarter of 2002 as part of GoAmerica's broader strategic alliance with EarthLink. By divesting these low margin portions of its customer base, GoAmerica expects to more than offset the near-term decline in revenue through a combination of increased gross profit margins and reduced operating expenses.

During the fourth quarter, GoAmerica also completed the majority of the planned reductions to the Company's workforce. Through these staff reductions and other cost savings associated with GoAmerica's alliance with EarthLink, the Company was able to reduce selling, general and administrative (SG&A) expenses during the fourth quarter by over 18% and improve cash flow by nearly 8% from the previous quarter.

"During the first quarter of 2003, we took several steps to position GoAmerica for a return to revenue growth later this year," said Dan Luis, GoAmerica's chief executive officer. "Within our enterprise business, we launched our first joint product offering with EarthLink and began marketing our Go.Web technology in conjunction with IBM's WebSphere Everyplace Access application. In addition, our Wynd subsidiary acquired certain assets of Deafwireless and launched the new Deafwireless Superstore."

Net loss for the fourth quarter was $8.2 million, or $0.15 per diluted common share, compared with a net loss of $24.3 million, or $0.45 per diluted common share during the third quarter, and a net loss of $49.9 million, or $0.94 per diluted common share during the fourth quarter of 2001.

"In light of the continued weakness in enterprise technology spending, we have implemented additional cost saving measures, including the consolidation of our facilities and additional staff reductions," said Frank Elenio, GoAmerica's chief financial officer. "Through these efforts and the anticipated growth of our margins, we expect to report continued improvement to our bottom line during 2003."

During the fourth quarter, GoAmerica successfully completed the first phase of the migration of its subscriber base to EarthLink and received cash payments totaling $1.9 million related to this transition. The Company also received payments during the first quarter of 2003 and expects to receive additional proceeds in the second quarter. As of March 31, 2003, GoAmerica had

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approximately   $3.0   million  in  cash  and  cash   equivalents   compared  to
approximately $5.0 million as of December 31, 2002.

"Over the last several months, we have taken steps to enhance GoAmerica's long-term success," said Aaron Dobrinsky, GoAmerica's executive chairman. "While we have already begun to see some benefits from these efforts, we are also evaluating various strategic opportunities that have the potential to further strengthen our financial condition. We believe that our strong enterprise relationships with companies such as Dell, EarthLink and IBM, coupled with our proprietary technology and value-added services, position GoAmerica as a leader of the wireless data industry and provide a solid platform for driving stockholder value."


RECENT HIGHLIGHTS
-----------------
o On February 10, 2003, Wynd Communications, a wholly owned subsidiary of GoAmerica, Inc., announced that it had agreed to acquire certain assets of Deafwireless. Wynd then launched the Deafwireless Superstore(TM) on March 20th, shortly after the acquisition. The Deafwireless Superstore provides a truly "one-stop-shop" experience, offering a variety of wireless services, including Wynd's WyndTell(R) brand, the market's leading wireless service. The Superstore also offers a Deafwireless(TM) branded service, along with services from other carriers such as T-Mobile, plus a selection of wireless accessories.

o On February 6, 2003, GoAmerica and EarthLink launched their first joint product offering designed to help customers maximize the value of next-generation network technology. The offering pairs EarthLink's Wireless Enhanced Access service, with speeds of up to 144 kbps, and GoAmerica's Outlook Companion, to provide cost and time-saving benefits through email attachment control for mobile professionals.

o On January 9, 2003, GoAmerica announced that it had strengthened its management team by appointing Dan Luis as chief executive officer and Aaron Dobrinsky as executive chairman. The Company also announced the appointment of high-tech and business veteran King R. Lee and Luis to GoAmerica's board of directors.

o On November 19, 2002, GoAmerica announced that it had integrated its Go.Web(TM) server technology with Palm's(TM) i705 handheld. By offering the popular Palm i705 handheld with GoAmerica's behind the firewall security solution, corporate customers will benefit from the simplicity and functionality of Palm handhelds, combined with GoAmerica's wireless data security solution designed to meet the complex needs of an enterprise. The companies also announced plans to collaborate on future offerings including secure wireless data solutions for Palm's new Tungsten line of Handhelds.

o On October 15, 2002, GoAmerica announced an expanded relationship with IBM to securely deliver enterprise applications and software systems to a wide range of mobile devices including laptop computers, PDAs and cell phones. Building on the success of an established relationship between the companies, GoAmerica will integrate its Go.Web technology with IBM's WebSphere(R) Everyplace Access (WEA) to provide users access to behind the firewall data on virtually any data network and device.

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UPDATE ON NASDAQ LISTING
------------------------
As announced on November 26, 2002, Nasdaq has granted GoAmerica a grace period, until May 27, 2003, to regain compliance with Nasdaq Marketplace Rule 4450(a)(5) which requires that a listed company maintain a minimum bid price of $1.00 per share. In order to regain compliance with this Marketplace Rule and remain listed on the Nasdaq SmallCap Market, GoAmerica's share price must close at a minimum of $1.00 per share for 10 consecutive trading days prior to the end of the grace period. If the Company is unable to comply with this requirement by May 27, 2003, then GoAmerica may be eligible for an additional 90-day grace period, until August 25, 2003, provided that the Company meets the initial listing criteria for the SmallCap Market under Marketplace Rule 4310(c)(2)(A). At this point in time, GoAmerica meets all of these criteria.


RESULTS FOR THE YEAR ENDED DECEMBER 31, 2002
--------------------------------------------
Total revenue for the year ended December 31, 2002 was $35.9 million compared to $39.0 million reported for the year ended December 31, 2001. Net loss applicable to common stockholders for the full year 2002 was $55.9 million, or $1.04 per diluted common share, compared to a net loss for the full year 2001 of $120.3 million, or $2.25 per diluted common share.

Due to the fact that GoAmerica is currently in its normal end-of-quarter quiet period, the Company will postpone hosting a conference call for analysts and investors until it releases its first quarter results in mid-May.


ABOUT GOAMERICA
---------------
GoAmerica, Inc. is a leading wireless data and Internet solutions provider based in Hackensack, NJ. GoAmerica enables its individual and business subscribers to access remotely corporate databases and intranets, email and the Internet by delivering its proprietary technology through a wide variety of mobile computing and wireless network devices. Through its Wireless Internet Connectivity Center, GoAmerica offers its subscribers comprehensive and flexible mobile data solutions for wireless Internet access by providing wireless network services, mobile devices, and subscriber service support. For more information, call 888-462-4600 or visit www.goamerica.net.

The statements contained in this news release that are not historical facts are forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These forward-looking statements, such as statements regarding anticipated future revenues, capital expenditures, subscriber base, profit margins and other statements regarding matters that are not historical facts, involve predictions with risks and uncertainties. Potential risks and

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uncertainties  that could affect our future operating  results include,  but are not limited to: (i) our limited operating history; (ii) our reduced capital resources; (iii) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (iv) our ability to successfully implement our strategic alliance with EarthLink; (v) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (vi) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (vii) our dependence on wireless carrier networks; (viii) our ability to respond to increased competition in the wireless
data  industry;   (ix)  our  ability  to  integrate   acquired   businesses  and
technologies; (x) our ability to leverage strategic alliances to generate revenue growth; (xi) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (xii) our ability to manage expanded operations; and (xiii) our estimate of our ability to fund our operating needs through available cash reserves. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica," the "Company" or "We," or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica," "Go.Web," "Mobile Office" and "OnPrem" are trademarks or service marks of GoAmerica, Inc. Other names may be trademarks of their respective owners.



                              - Tables to follow -

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                                 GOAMERICA, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)




                                                                                 DECEMBER 31,        DECEMBER 31,
                                                                                     2002                2001
                                                                                 ----------------------------------
 ASSETS
 Current assets:
      Cash and cash equivalents..............................................    $      4,982        $       34,977
      Accounts receivable, net...............................................           5,780                 8,672
      Merchandise inventories................................................           1,046                 7,967
      Prepaid expenses and other current assets..............................             520                 2,373
                                                                                -------------        --------------
 Total current assets........................................................          12,328                53,989
 Other assets (including restricted cash of $950 and $1,396, respectively)...          14,437                33,796
                                                                                -------------        --------------
 Total assets................................................................    $     26,765        $       87,785
                                                                                 =============       ==============


 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
      Accounts payable.......................................................    $      4,694        $        9,676
      Accrued expenses.......................................................           5,917                 7,565
      Deferred revenue.......................................................           2,406                 2,805
      Other current liabilities..............................................             348                   651
                                                                                -------------        --------------
 Total current liabilities...................................................          13,365                20,697
 Other liabilities...........................................................             383                   675
 Stockholders' equity .......................................................          13,017                66,413
                                                                                -------------        --------------
                                                                                 $     26,765        $       87,785
                                                                                 =============       ==============

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                                 GOAMERICA, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                  THREE MONTHS ENDED DECEMBER 31,   TWELVE MONTHS ENDED DECEMBER 31,
                                                  -------------------------------------------------------------------
                                                      2002              2001             2002              2001
                                                  -------------------------------------------------------------------
                                                    UNAUDITED        UNAUDITED
 REVENUES:
      Subscriber................................   $        5,756   $        7,937     $      29,017    $      28,308
      Equipment.................................              900            2,625             6,560           10,088
      Other.....................................              133               66               335              618
                                                   --------------   --------------     -------------    -------------
                                                            6,789           10,628            35,912           39,014
 COSTS AND EXPENSES:
      Cost of subscriber airtime................            3,669            7,060            20,434           22,578
      Cost of equipment revenue.................            1,728            7,609             8,537           20,665
      Cost of network operations................              665              665             3,074            3,264
      Sales and marketing.......................            1,221            3,650             8,038           24,700
      General and administrative................            6,281           10,319            29,082           40,685
      Research and development..................              593              852             3,456            4,174
      Depreciation and amortization of fixed                  729              890             4,342            2,987
      assets....................................
      Amortization of goodwill and other                      184            4,787             1,483           18,398
      intangibles...............................
      Impairment of goodwill....................               --           12,991             8,400           12,991
      Impairment of other intangible assets.....               --           12,423                --           12,423
      Impairment of other long-lived assets.....              287               97             5,582               97
                                                   --------------   --------------     -------------    -------------
                                                           15,357           61,343            92,428          162,962
                                                   --------------   --------------     -------------    -------------
 Loss from operations...........................           (8,568)         (50,715)          (56,516)        (123,948)
 Interest income, net...........................              (21)             259               191            3,099
                                                   ---------------  --------------     -------------    -------------
 Net loss before benefit from income taxes......           (8,589)         (50,456)          (56,325)        (120,849)
    Income tax benefit..........................              436              578               436              578
                                                   --------------   --------------    --------------   --------------
 Net loss.......................................   $       (8,153)  $      (49,878)    $     (55,889)   $    (120,271)
                                                   ===============  ===============    ==============   ==============

 Basic net loss per share.......................   $        (0.15)  $        (0.94)    $       (1.04)   $       (2.27)
 Diluted net loss per share.....................   $        (0.15)  $        (0.94)    $       (1.04)   $       (2.25)
                                                   ===============  ===============    =============    =============
 Weighted average shares used in computation of
    basic net loss per share....................       53,969,660       52,810,677        53,845,787       53,027,209

 Weighted average shares used in computation of
    diluted net loss per share..................       53,982,579       53,233,057        53,869,236       53,353,958



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